UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Accenture plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on February 10, 2017.

C/O CORPORATE SECRETARY 161 N. CLARK STREET CHICAGO, ILLINOIS 60601

Meeting Information

Meeting Type: Annual General Meeting of Shareholders

For holders as of: December 12, 2016

Date: February 10, 2017             Time: 12:00 pm, local time

Location:   Accenture Dublin Office

                   1 Grand Canal Square

                   Grand Canal Harbour

                   Dublin 2, Ireland

For directions to the meeting, please contact:

Corporate Secretary

c/o Accenture, 161 N. Clark Street

Chicago, Illinois 60601, USA

You are receiving this communication because you hold shares in Accenture plc.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Materials Available to VIEW or RECEIVE:
The 2016 Proxy Statement, Notice of Annual Meeting and Annual Report for the fiscal year ended August 31, 2016 (the “Proxy Materials”) and our 2016 Irish financial statements.

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of the Proxy Materials, or proxy materials for future shareholder meetings, you must request one.

There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: 2) BY TELEPHONE: 3) BY E-MAIL*:	www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com

*  To request a paper copy of the Proxy Materials for the current meeting by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Please note that this e-mail will not register your preferences for future shareholder meetings. In addition, requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make all requests as instructed above on or before January 27, 2017 to facilitate timely delivery in advance of the meeting.

How To Vote
Please Choose One of the Following Voting Methods

Vote By Internet: Go to www.proxyvote.com, or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the Proxy Materials, which will also include a proxy card.

Vote In Person: You may attend the meeting, or send a personal representative with an appropriate proxy, to vote by poll card at the meeting. Please follow the instructions below under “Shareholder Meeting Registration.” Please contact: Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, for additional information about sending a personal representative on your behalf.

Shareholder Meeting Registration: At the entrance to the meeting, we will request to see your admission ticket and valid photo identification, such as a driver’s license or passport. We encourage you to request an admission ticket in advance of the meeting. You may request admission tickets by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number printed in the box marked by the arrow . If you do not request an admission ticket in advance, we will request to see proof of share ownership at the entrance to the meeting. Please refer to the proxy statement for additional details.

Voting Items

Accenture plc (“Accenture”)
The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” each of the other proposals and vote “ONE YEAR” for Proposal No. 3.
1.	Re-appointment of the following nominees to the Board of Directors:

Nominees:

1a.    Jaime Ardila

1b.    Charles H. Giancarlo

1c.    Herbert Hainer

1d.    William L. Kimsey

1e.    Marjorie Magner

1f.    Nancy McKinstry

1g.    Pierre Nanterme

1h.    Gilles C. Pélisson

1i.     Paula A. Price

1j.     Arun Sarin

1k.    Frank K. Tang

2.     To approve, in a non-binding vote, the compensation of
our named executive officers.

3.     To recommend, in a non-binding vote, whether a
shareholder vote to approve the compensation of our
named executive officers should occur every 1, 2 or 3
years.

4.     To ratify, in a non-binding vote, the appointment of
KPMG LLP (KPMG) as the independent auditors of
Accenture and to authorize, in a binding vote, the Audit
Committee of the Board of Directors to determine
KPMG’s remuneration.

5.     To grant the Board of Directors the authority to issue
shares under Irish law.

6.     To grant the Board of Directors the authority to opt-out of statutory pre-emption rights under Irish law.

7.     To determine the price range at which Accenture can
re-allot shares that it acquires as treasury shares under
Irish law.